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Exhibit 10.40

FULL RECOURSE PROMISSORY NOTE

$200,000.00	August 15, 2001 Corte Madera, California

        FOR VALUE RECEIVED, the undersigned, Jason Camp ("Grantee"), promises to pay to Restoration Hardware, Inc., a Delaware corporation (the "Company"), at 15 Koch Road, Suite J, Corte Madera, California 94925, or at such other place or to such other party as Company may from time to time designate, the principal sum of Two Hundred Thousand Dollars ($200,000.00), plus interest from the date hereof as computed below.

        1.    Interest and Principal Payments; Term.    Interest on the principal balance outstanding on this Note shall be computed from the date hereof at the per annum rate of eight percent (8%) compounded annually and shall continue to accrue until paid. The entire amount of accrued but unpaid interest and all outstanding principal (the "Repayment Amount") shall be due and payable at the close of business on August 15, 2006 (the "Repayment Date"). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

        2.    Method and Application of Payment.    All amounts payable under this Note are payable in lawful money of the United States, without notice, demand, offset or deduction. Checks will constitute payment only when collected. Any amount paid on this Note shall be applied first, to payment of accrued but unpaid interest on this Note, then toward the outstanding principal balance of this Note.

        3.    Prepayment Permitted.    Principal and interest may be prepaid in whole or in part by Grantee without penalty or premium at any time.

        4.    Event of Default and Remedies.    Any one of the following occurrences shall constitute an "Event of Default" under this Note:

  (a)
  Grantee voluntarily ceases to be employed by the Company or the Company terminates Grantee's employment for Cause.

  (b)
  Grantee shall fail to pay any payment of principal or interest, within thirty (30) days of the date when due in accordance with the terms hereof;

        Upon the occurrence of any Event of Default hereunder, the entire Repayment Amount shall, at the option of the Company and without notice or demand of any kind to Grantee or any other person, immediately become due and payable, and the Company shall have and may exercise any and all rights and remedies available to it at law or in equity.

        5.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of California. This Note has been delivered to the Company and accepted by the Company in the State of California.

        IN WITNESS WHEREOF, the undersigned authorized party has executed and delivered this Note as of the date first written above.

GRANTEE:
/s/ JASON CAMP JASON CAMP

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  Exhibit 10.40
FULL RECOURSE PROMISSORY NOTE